Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Apricus Biosciences, Inc. on Form S-3 to be filed on December 8, 2014 of our report dated March 17, 2014, on our audits of the consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year ended December 31, 2011, and the effectiveness of Apricus Biosciences, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2011, which report was included in the Annual Report on Form 10-K filed March 17, 2014. We also have audited the adjustments described in Note 4 that were applied to restate the 2011 consolidated financial statements for the presentation of discontinued operations. In our opinion, such adjustments are appropriate and have been properly applied. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

/s/ EisnerAmper LLP

Iselin, New Jersey

December 8, 2014